Exhibit 99.1

FARADAY FUTURE REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2024

●	Successful 2024 marked by new funding, Faraday X (FX) brand and product strategy, advances with prototype mules testing phase, Middle East expansion, and continued FF 91 2.0 deliveries.

●	Net loss from operations in 2024 was significantly reduced vs. 2023, including a 55.3% improvement in Q4 vs the prior year quarter.

●	The FX Super One is anticipated to be unveiled in June of 2025, and expects to start collecting paid reservations thereafter in preparation for the first planned FX to roll off the line by the end of 2025.

●	The second potential FX product has benchmarked leading products in its potential segments, including the Toyota RAV4, and plans to have a product that equals the leaders in its segment.

●	First two FX 6 prototype mules shipped to the U.S. showing progress for FX brand ramp up.

●	Recently changed Company Nasdaq ticker symbol to “FFAI” reflecting strategic focus on AI technology.

●	Recent U.S. automotive tariff policy changes may help create favorable conditions for FX, to further strengthen its market positioning and price competitiveness.

Los Angeles, CA (March 27, 2025) -- Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) (“FF”, “Faraday Future”, or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced its financial results for its fourth quarter and full year 2024, highlighted by securing two rounds of funding commitments in September and December 2024, a total of more than $70 million, to support its FF and FX strategic developments. FF also made significant progress in FX product development with two prototype mules shipped to the U.S. in November 2024, and the recent change of its ticker symbol to “FFAI” reflecting its focus on AI technology.

During 2024, the Company implemented significant cost reduction measures across its operations, including a substantial decrease in personnel-related costs, professional services expenses, and general expenses such as rent and insurance. These initiatives contributed to a 75% reduction in year-over-year general and administrative expenses compared to 2023, while maintaining operational effectiveness.

RESULTS FOR FOURTH QUARTER 2024

●	Net Loss from Operations: $30.3 million, a 55.3% improvement from $67.8 million in Q4 2023.

●	Operating Cash Outflow: decreased by 51.3% to $18.4 million, compared to $37.8 million in Q4 2023.

●	Financing Cash Inflow: totaled $25 million, exceeding operating cash outflows.

As a result, financial stability improved significantly relative to the end of the first half of 2024.

RESULTS FOR FULL YEAR 2024

●	Net Loss: $355.8 million, 58.0% of which was driven by a $206.4 million in non-operating loss and non-cash expenses rather than core business performance.

●	Net Loss from Operations: $149.7 million, a 47.7% reduction from $286.1 million in 2023, reflecting ongoing efforts to control R&D and G&A expenses.

●	Operating Cash Outflow: $70.2 million, a 75% reduction compared to $278.2 million in 2023, highlighting FF’s continued focus on cost control and operational efficiency.

●	Cost of Revenue: increased by $41.4 million year-over-year, driven by depreciation expenses that were $29.3 million greater than in 2023, as additional equipment was placed into service to enhance production capabilities, particularly in paint and body.

●	R&D Expenses: decreased by $106.8 million year-over-year, primarily driven by:

-	$53.6 million reduction due to salary and headcount reductions because many R&D personnel were reassigned to production roles.

-	$35.2 million reduction in engineering, design, and testing costs.

-	$14.9 million gain from the settlement of prior year accrued R&D expenses with Palantir.

●	Sales and Marketing Expenses: decreased by $13.6 million year-over-year, primarily due to:

-	$7.7 million reduction in compensation expense.

-	$5.3 million total reduction in general expenses and advertising expenses.

●	General and Administrative Expenses: decreased by $39.7 million year-over-year, primarily driven by:

-	$23.2 million reduction in professional service fees.

-	$10.7 million reduction in insurance costs, primarily related to directors’ and officers’ insurance.

●	Non-Operating Loss: $206.4 million, primarily driven by accounting-related, non-operating and non-cash items:

-	$188.3 million valuation true-up related to existing and settled convertible notes and warrants.

-	$16.6 million in interest expense.

Overall, FF saw a clear trend of improving financial stability. In both Q3 and Q4 of 2024, financing cash inflows exceeded operating cash outflows. This positive cash flow dynamic, combined with a 75% year-over-year reduction in operating cash burn and meaningful cost reductions across R&D and SG&A, reflects the tangible progress FF has made in aligning cost structure with operational priorities, while positioning it for long-term scalability and financial resilience.

2024 SUMMARY

OVERALL:

FF built Light, Swift, and Empowering Model:

Light: Resource-efficient in assets, capital, and marketing

Swift: Agile decision-making, execution, and production

Empowering: Products, team members, users, and our global strategy

OPERATIONS:

FX Cooperation Agreements with Major OEMs: Established collaborations with several leading OEMs, enabling the launch of potential FX product development and testing.

FF 91’s In-House Development and Upgrades: Features extensive proprietary technology and nearly 1,600 software upgrades, including the vehicle’s AI system, laying the groundwork for FX’s future empowerment.

Top-Tier User and Co-Creator Deliveries: Delivering FF91 to high-end users sets the stage for FX’s potential future market success.

FINANCIAL:

Largely Improved Operation Efficiency:

●	2024 operating loss: $149.7 million, reduced 47.7% from 2023.

●	2024 operating cash outflow: $70.2 million, reduced 75% from 2023.

●	58.0% of 2024 net loss driven by non-operating losses and non-cash expenses, rather than business performance.

CAPITAL:

Capital market performance underwent a fundamental improvement:

●	Regained Nasdaq full compliance.

●	Surge in retail investor participation—registered stockholders (based on NOBO list) grew by approximately 163% from mid-2023 to January 2025, suggesting rising retail investor interest and engagement.

●	Total Capital Raised (2024): $76.7 million—surpassing the Company’s operating and investing cash outflows and strengthening the balance sheet.

Grow Fandor Initiatives: The Company’s founder, YT Jia, donated a 10% equity stake in Grow Fandor, a global IP commercialization company, to the Company as a gift, and the Company entered into an exclusive licensing agreement with Grow Fandor relating to the commercialization of the Company’s merchandise.

The fourth quarter of 2024 represented continued progress for FF with significant advancements in its dual-brand strategy. New capital raised in 2024 will help fund critical initiatives in 2025, including ongoing production and deliveries of the FF 91 2.0 while simultaneously advancing development of the potential mass-market FX lineup. This approach strengthens FF’s position in the premium AIEV segment while accelerating FF’s potential expansion into the broader consumer market through its FX brand.

In 2024, FF saw significant progress in strengthening its financial position, which has been critical to advancing FF’s strategic goals. On September 4, 2024, Nasdaq officially confirmed that FF had regained compliance with its bid price requirement in Listing Rule 5550(a)(2) and the periodic filing requirement in Listing Rule 5250(c)(1). This achievement followed a series of strategic actions to address previously identified deficiencies. Restoring compliance reflects the resilience and determination of our team, along with our unwavering commitment to transparency and strong governance. It also strengthens investor confidence in our ability to deliver on our long-term strategic vision.

FX BRAND DEVELOPMENT AND PRODUCT STRATEGY

FF unveiled the FX Super One concept in January 2025, an innovative first-class AI-MPV, expanding a potential product lineup alongside the previously announced FX 5 and FX 6 concept models. Targeting distinct price segments, the FX 5 (target base price of $20,000-$30,000) and FX 6 (target base price of $30,000-$50,000) could feature two dual powertrain options: range-extended AIEV and battery-electric AIEV. With aggressive development timelines, FX aims to have one of these models roll off the line by the end of 2025, contingent on securing appropriate funding and finalizing necessary agreements.

The Company has achieved significant milestones in FX product development, with two Super One camouflaged prototype mules shipped to the U.S. in November 2024, marking the commencement of comprehensive development and testing operations on U.S. soil. These prototype mules will undergo rigorous validation across multiple systems, including ADAS capabilities, autonomous driving functions, propulsion performance, intelligent cabin features, and holistic user experience evaluation.

The FX brand strategy aims to seize what the Company has identified as “four blue ocean markets” in the U.S. AIEV market: range-extended vehicles, intelligent vehicles defined as mobile living spaces, AIEV’s priced between $20,000 to $40,000, and luxury AI-MPVs.

STRATEGIC RELATIONSHIPS AND COMMERCIAL MILESTONES

Earlier in the fourth quarter of 2024, the Company’s wholly owned subsidiary, Faraday X (FX), signed agreements with top original equipment manufacturers (OEMs) relating to two planned products. These collaborations aim to jointly advance plans for the development, testing, regulatory compliance, supply chain, and production planning of two potential models.

FF entered into a strategic licensing agreement with Grow Fandor, an IP commercialization company. As FF’s exclusive licensee for ecosystem products, Grow Fandor will manage the design, development, sales, and operations for certain ecosystem products bearing the FF and FX brands. This collaboration represents a potential new growth driver without requiring FF to contribute any resources for development.

The FF 91 2.0 program demonstrated continued momentum with successful deliveries to high-profile customers, including entrepreneur and community leader Luke Hans in January 2025, and influential fashion model and designer Suede Brooks in December 2024.

AI STRATEGY AND INNOVATION

FF changed its Nasdaq ticker symbol to “FFAI” on March 10, 2025, and hosted an “FF Open AI Day” on March 16, 2025, reflecting the Company’s unwavering commitment to its core AI strategy. The Company is making significant progress in developing its All-AI Mobility Ecosystem, including Personalized AI and Bespoke AI initiatives. The AI-driven in-vehicle interaction system, built on large-model architecture, could be integrated into the FF 91 2.0 and into potential FX models.

MANUFACTURING AND PRODUCT IMPROVEMENTS

In manufacturing, the Company made significant strides in improving efficiency, quality, and scalability. In 2024, FF used two newly manufactured vehicles for crash tests to validate its self-produced body-in-white. The successful testing validated FF’s self-manufacturing ability and helped to ensure the safety, durability, and performance of FF’s vehicles. The Company’s Hanford, CA factory made several key improvements in 2024, including: reduced production cycle time by 40%; improved Customer Craftsmanship Audit (CCA) scores by 50%; and enhanced quality control with in-process quality gates, increasing quality checks by 200% times. These advancements reflect FF’s unwavering focus on quality over quantity, ensuring that every FF 91 meets the highest standards of excellence.

UAE Factory Progress was another critical milestone in 2024, as FF expands its footprint and prepares for potential future growth. FF reserved a 108,000 sq. ft. facility in the Ras Al Khaimah Economic Zone (RAKEZ), marking a significant step in our international strategy and also held the first of multiple face-to-face meetings with RAKEZ to advance the completion of the facility, ensuring alignment with local stakeholders. FF has also completed the equipment supplier selection phase, awarded Phase 1 equipment procurement to a UAE-based supplier, and introduced program management tools and a project charter, securing stakeholder approval for the estimated UAE program schedule.

These steps lay the foundation for a facility that could support our long-term growth and global ambitions. The Company continued to improve manufacturing efficiency by announcing plans to insource the manufacturing of its FF 91 2.0 vehicle seats at its Hanford, CA factory. This initiative represents FF’s ongoing efforts to optimize operations, reduce costs, and improve product quality. In December 2024, FF released new in-car software updates for the FF 91, enhancing both the in-vehicle infotainment experience and user-focused control features, including improved navigation, expanded voice controls, and enhanced display interfaces.

LEADERSHIP APPOINTMENTS

The Company has also made key personnel appointments and strengthened the leadership team to drive the Company and the FX strategy: Tin Mok was appointed as Head of FF UAE, overseeing our operations in the region; Koti Meka was named Chief Financial Officer; Aaron Ma became Acting Head of EV R&D; Dr. Lei Gu was named as President of the FX Global EV R&D Center; Xiao (Max) Ma was named as CEO of FX; and in 2025, Jerry Wang was named as President of FF. These leaders bring deep expertise and vision to their roles, supporting FF’s execution of its strategies with precision and innovation.

2025 OUTLOOK

OVERALL:

FX First Vehicle to Roll Off the Line by 2025: First FX vehicle targeted to start by the end of 2025. The Company plans to hold the first vehicle launch event and start to collect refundable paid reservations in Q2 2025.

FF 91 2.0 Futurist: Continue to maintain deliveries to spire users and co-creators.

OPERATIONS:

Second Potential FX Product Kick Off: A second FX product could be a category-defining, high-volume electric SUV, designed for the age of intelligent mobility. The Company plans to kick off development in Q2 2025. FX has benchmarked some of the best products in the segment, including the Toyota RAV4, and plan to have a product that equals the leaders in this segment on all merits.

Continuing FF AI Technology Development: Including AI-Powered Smart Cabin, AI Hybrid System, Autonomous Driving and U.S. regulatory compliance with a planned start in Q2 2025.

Democratizing Hyper Cars in Future FX Models: Making high-performance vehicles more accessible and affordable.

FINANCIAL:

Revenue Generation: The Company is targeting for the FX vehicles to start generating revenue in 2025.

Targeting Positive Gross Margins: Aiming for FX models to achieve positive gross margins relatively quickly, with upcoming funding to support production costs.

CAPITAL:

Enhancing Stockholder Value: Targeted FFAI stock market performance improvements continue through 2025.

Maintaining Nasdaq Compliance: Anticipated meeting of Nasdaq requirements without a reverse stock split.

Optimizing Funding Costs: Plan to secure funding with a reduced cost compare to historical, to meet the needs of both FX and FF.

Increased Investor Interaction in 2025: Planning higher-frequency engagement activities, including connecting the Annual Shareholder Meeting with an Investor Community Day with more interactive events.

Looking ahead to the remainder of 2025, the Company’s focus remains on delivering high-performance, intelligent electric vehicles of both FF and FX brands, while strengthening manufacturing capabilities, advancing technology and AI initiatives, and enhancing financial stability. As FF looks to the future, the Company’s focus is clear. First, the Company plans for the first FX vehicle to roll off the line by the end of 2025 and start taking refundable prepaid orders from Q2 2025. With the FX strategy, the Company expects to make high-performance, technology and AI equipped vehicles more accessible and affordable. In the meantime, the Company will continue to deliver the FF 91 2.0 to serve the newest spire users and co-creators.

As global trade dynamics continue to evolve, including the recent announced U.S. automotive tariff, FX’s flexible and forward-driven model positions the Company to respond swiftly to regulatory changes while optimizing cost efficiency and supply chain agility.

FF has also committed to initiate AI Hybrid Extended-Range Electric Powertrain development which could be applied to potential FX models pre-production. The Company recently announced the establishment of Future AIHER AI Hybrid Extended-Range Electric Powertrain Systems Inc. (“Future AIHER”). This newly formed wholly owned indirect subsidiary of FF is dedicated to the design and development of AI-driven range extender systems and solutions for Extended Range Electric Vehicles (EREVs).

Additionally, FF is focused on optimizing funding costs—ensuring the Company secures the capital it needs without excessive dilution. FF is also committed to maintaining Nasdaq compliance without a reverse stock split.

The completion of the Company’s first-generation smart cabin, powered by AI Agent technology, could be fully deployed in the FF 91 and prepared for integration into its potential FX series models, by the end of 2025.

FF is taking a forward-looking approach to self-driving technology, focusing on: preliminary research into end-to-end autonomous driving using large-scale AI models; and defining the autonomous driving technology roadmap for the FX series and next-generation models.

In summary, 2025 will be a pivotal year for FF. With a strong focus on driving technological innovation, and maintaining financial discipline, the Company is positioning itself for long-term growth and success in the EV market. And above all, fighting to enhance stockholder value for both institutional and retail investors.

EARNINGS WEBCAST

Faraday Future management will host a webcast today, March 27, 2025, at 8:00 p.m. Eastern time (5:00 p.m. Pacific time). Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://investors.ff.com/. A replay of the webcast will be available on the Company’s website shortly thereafter. More detail on FF’s 2024 Q4 and full year financials, when filed, can be found in our SEC filings and online at https://investors.ff.com/financial-information/sec-filings

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This communication includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include but are not limited to statements regarding the Company’s Bridge Strategy, the Company’s growth strategy and the development of the markets in which it operates and/or plans to operate, the continued production and delivery of the FF 91, the Faraday (FX) brand, the Company’s capital raising strategy, the development and commercialization of EREVs, integrating existing third-party range extender technology into the FX vehicles, future compliance with Nasdaq listing requirements, optimizing funding costs, increasing investor interaction, and enhancing stockholder value, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure necessary agreements to license and/or produce Super One, FX 5 or FX 6 vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate the Super One, FX 5 or FX 6 for sale in the U.S., the Middle East, or elsewhere; the Company’s ability to secure necessary permits at its Hanford, CA production facility; the Company’s ability to successfully design and develop an EREV; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on May 28, 2024, as amended on May 30, 2024, and June 24, 2024, as updated by the “Risk Factors” section of the Company’s first quarter 2024 Form 10-Q filed with the SEC on July 30, 2024, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com